EXHIBIT 4.02

THE STEAK N SHAKE COMPANY
2008 Equity Incentive Plan Restricted Stock Agreement

THIS AGREEMENT is made this 12th day of April 2008 between THE STEAK N SHAKE COMPANY, (hereinafter referred to as “Company”), and                                        (hereinafter referred to as “Associate”).

As additional consideration for Associate’s continuing service for the Company, the Company grants to Associate shares of the common stock of the Company, stated value $.50 per share (“Restricted Shares”), as hereinafter set forth, and the Company and Associate hereby agree as follows:

1.   Grants.  Company hereby grants to Associate                  Restricted Shares subject to the terms and conditions of the 2008 Equity Incentive Plan.

2.   Restricted Shares.  Company shall promptly issue to Associate, stock certificate(s) representing the number of Restricted Shares granted above, which shall be retained by Company for safekeeping for a period of three (3) years from the date hereof (“Forfeiture Period”).  Associate shall be entitled to all ownership rights thereto upon issuance, including dividends, if any, and voting rights, except that the Restricted Shares granted hereunder may not be sold, transferred or pledged by Associate during the said Forfeiture Period and any dividends will not be paid until the lapsing of the Forfeiture Period.  At the conclusion of the Forfeiture Period, and if the forfeiture has not occurred under Paragraph 3 herein, the stock certificate(s) and any dividends held by the Company shall be delivered to Associate with all ownership rights attendant thereto.

3.            Forfeiture:

(a)       In the event of the termination of Associate’s service for the Company during the Forfeiture Period for any reason other than death, disability or retirement the Restricted Shares granted hereunder shall be immediately forfeited by Associate to the Company.  In such event, the stock certificate(s) held by Company shall be transferred to Company and Company shall have no further obligation to Associate hereunder.

  (b)       In the event of Associate’s disability or retirement during the said Forfeiture Period, the Associate shall be entitled to retain that number of Restricted Shares granted hereunder, multiplied by a fraction, the numerator of which is the number of months Associate served during the said Forfeiture Period (including the month during which disability or retirement occurred), and the denominator of which is thirty-six (36).  In such event, the stock certificate(s) held by the Company shall be transferred to the Company, and the Company shall reissue an appropriate stock certificate to Associate for the number of Restricted Shares to be retained under the computation herein.

  (c)       In the event of Associate’s death while serving on the Board, the restriction on transfer shall be lifted on the date of the Associate’s death and the shares shall be transferred to his or her estate.

4.            Adjustments.   In the event of any change in the Company’s outstanding shares subsequent to the effective date of the Plan by reason of any Reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the shares granted hereunder shall be appropriately adjusted to prevent the dilution or diminution.  Any shares or other securities received, as a result of any of the foregoing will be subject to the same restrictions and the certificate(s) as set forth above.

5.   Effect of Reorganization.  In the event of a reorganization:
          (a)  If the Reorganization is a dissolution or liquidation of the Company then the restrictions on Restricted Shares will lapse.

          (b)  If the Reorganization is a merger or consolidation, upon the effective date of the Reorganization the Associate shall be entitled to receive money, shares or other securities as are paid for other shares of the Company’s stock.

          (c)  The adjustments contained in this Section and the manner of application of such provisions will be determined solely by the Compensation Committee of the Board of Directors.

6.   Withholding Tax.   At the end of the Forfeiture Period Associate may have the Company deduct or withhold an amount of shares sufficient to satisfy all applicable tax withholding requirements.  For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

7.   Transferability.  This Agreement is not transferable by Associate.  This Agreement shall be binding upon and inure to the benefit of any successor to the Company and all persons lawfully claiming under Associate.

8.   Notices.  Any notices to be given or served under the terms of this Agreement shall be addressed to the Secretary of the Company at 36 South Pennsylvania Street, Indianapolis, Indiana, 46204, and to the Grantee at the address on file with the Company from time to time, or such other address or addresses as either party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given or served, if and when enclosed in a properly sealed envelope addressed as aforesaid, postage prepaid, and deposited in the United States mail or set via reputable overnight carrier.

9.   Controlling Document.  The restricted stock granted hereunder is subject to all the terms, provisions and conditions of the Plan, which is incorporated herein by reference and to such regulations as may be adopted by the Board of Directors’ Compensation Committee.  A copy of the Plan is available for free on the Company’s web site, www.steaknshake.com in the Company’s 2008 Proxy Statement.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan shall control.

10.   Governing Law.  This Agreement shall be governed by the laws of the State of Indiana.  Any suit filed regarding this Agreement shall be venued only in the Federal District Court for the Southern District of Indiana, Indianapolis, Indiana.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and Associate has executed this Agreement, all on the day and year first above written.

THE STEAK N SHAKE COMPANY

By: ___________________________________
ATTEST:                                                                                                 Wayne L. Kelley, Interim Chairman and CEO

_________________________________                               “ASSOCIATE”
David C. Milne, Corporate Secretary
___________________________________